Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joel N. Waller, Peter G. Michielutti and Luke R. Komarek, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of Christopher & Banks Corporation pursuant to (i) the Stock Option Agreement (non-qualified stock option), effective as of January 17, 2017, between Christopher & Banks Corporation and Joel Waller and (ii) the Performance-Based Restricted Stock Agreement, effective as of January 17, 2017, by and between Christopher & Banks Corporation and Joel Waller, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed as of this by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ Joel N. Waller	Interim President, Chief Executive Officer and Director	February 1, 2017
Joel N. Waller	(Principal Executive Officer)

/s/ Peter G. Michielutti	Executive Vice President, Chief Operating Officer and Chief Financial Officer	February 1, 2017
Peter G. Michielutti	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kent Kleeberger	Non-Executive Chair and Director	February 1, 2017
Kent Kleeberger

/s/ Jonathan Duskin	Director	February 22, 2017
Jonathan Duskin

/s/ Seth Johnson	Director	February 22, 2017
Seth Johnson

/s/ William F. Sharpe, III	Director	February 1, 2017
William F. Sharpe, III

/s/ Laura Weil	Director	February 22, 2017
Laura Weil